                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                          reported): November 20, 1998
                                     -----------------



                        Imagyn Medical Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   1-11150                98-0122944
------------------------------    ---------------    -------------------------
(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)            File Number)        Identification No.)



            5 Civic Plaza, Suite 100, Newport Beach, California 92660
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                  Registrant's telephone number, including area
                              code: (714) 668-5858

               Item 2. Acquisition or Disposition of Assets.

               Disposition of Impotence Product Line.

               On November 20, 1998, the Company completed the disposition of certain assets related to the Company's impotence product line to Timm Research Company. The Asset Purchase Agreement dated October 7, 1998 provided for the payment of approximately $13,500,000 in cash at closing, $1,500,000 in a promissory note and an earn-out related to sale of vacuum devices not to exceed a total of $9,000,000 over five years.

               Item 7.  Financial Statements and Exhibits.

                      (b)    Pro Forma Financial Information.

                             The required pro forma financial statements for the impotence product line are not available for filing in this Current Report on Form 8-K. Imagyn will file the required financial statements as soon as practicable after the date hereof, but in no event later than January 20, 1999.

                      (c)    Exhibits.

                             The following exhibits are filed as part of this report:

                             Exhibit
                             Number

                               2.0 Asset Purchase Agreement dated October 7, 1998 by and between Timm Research Company, Osbon Medical Systems, Ltd., Dacomed, Inc. and Imagyn Medical Technologies, Inc.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               IMAGYN MEDICAL TECHNOLOGIES, INC.



                                               By:/s/MICHAEL A. MONTEVIDEO
                                                  ------------------------------
                                                   Michael A. Montevideo
                                                   Senior Vice President
                                                   and Chief Financial Officer

Date: December 7, 1998.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

   2.0 Asset Purchase Agreement, dated October 7, 1998, by and among Timm Research Company, Osbon Medical Systems Ltd., Dacomed Corporation and Imagyn Medical Technologies, Inc.